Exhibit 4.1

SUPPLEMENTAL INDENTURE

Dated as of May 27, 2025

among

MAIDEN HOLDINGS, LTD., as Issuer

KESTREL GROUP LTD, as Guarantor

and

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

(Supplement to the Indenture, dated as of June 14, 2016, between MAIDEN HOLDINGS, LTD., as Issuer, and WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee)

This Supplemental Indenture (this “Supplemental Indenture”), dated as of May 27, 2025, by and among Maiden Holdings, Ltd., a Bermuda exempted company limited by shares (the “Company”), Kestrel Group Ltd (formerly, Ranger Bermuda Topco Ltd), a Bermuda exempted company limited by shares (the “Guarantor”), and Wilmington Trust, National Association, as trustee (the “Trustee”), supplements that certain indenture, dated June 14, 2016 (the “Base Indenture”), as supplemented by the First Supplemental Indenture, dated as of June 14, 2016 (the “First Supplemental Indenture” and together with the Base Indenture and this Supplemental Indenture, the “Indenture”), in each case by and between the Company and the Trustee.

RECITALS

WHEREAS, the Indenture provides for the issuance from time to time of the Company’s senior unsecured debentures, notes or other evidences of indebtedness (the “Securities”);

WHEREAS, the Company has heretofore executed and delivered to the Trustee the First Supplemental Indenture providing for the issuance of the Company’s 6.625% Senior Notes due 2046 (the “Notes”);

WHEREAS, each of the Company and the Guarantor deems it advisable for the Guarantor to guarantee the Securities, including the Notes;

WHEREAS, Section 901 of the Base Indenture provides that without the consent of any Holders of Securities or Coupons, the Company (when authorized by or pursuant to a Board Resolution), the Guarantor (if applicable) and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental to the Base Indenture to, among other things, secure the Securities or to add guarantees for the benefit of the Securities; and

WHEREAS, the execution and delivery of this Supplemental Indenture has been duly authorized by the parties hereto, and all other acts and requirements necessary to make this Supplemental Indenture a valid and binding supplement to the Indenture effectively amending the Indenture as set forth herein, have been duly taken.

NOW THEREFORE, in consideration of the premises and the guarantee of the Securities established by this Supplemental Indenture, the parties hereto covenant and agree, for the equal and proportionate benefit of all Holders of Securities or Coupons, as follows:

Article I
Definitions

Section 1.1            Definitions. For all purposes of this Supplemental Indenture, capitalized terms used but not defined herein shall have the meanings set forth in the Indenture. For purposes of this Supplemental Indenture:

(a)           Unless the context otherwise requires, any reference to a Section refers to a Section of this Supplemental Indenture; and

(b)           The words “herein,” “hereof” and “hereunder” and words of similar import refer to this Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision hereof.

Article II
THE GUARANTEE

Section 2.1            Applicability of Article.

The Indenture is modified to add the following article in its entirety as a new Article Sixteen of the Base Indenture:

Section 1601 Guarantee.

(a)           The Guarantor acknowledges that it has received and reviewed a copy of the Indenture and all other documents it deems necessary to review in order to enter into this Supplemental Indenture, and acknowledges and agrees as and to the extent set forth herein to (i) join and become a party to the Indenture as indicated by its signature below; (ii) be bound by the Indenture, as of the date hereof, as if made by, and with respect to, each signatory hereto and (iii) perform all obligations and duties required of the Guarantor pursuant to the Indenture. The Guarantor hereby agrees to fully, unconditionally and irrevocably guarantee (the “Guarantee”) on a senior basis, ranking equally as to payment with the Guarantor’s other senior unsubordinated indebtedness and on the terms and subject to the conditions set forth in the Indenture that:

(i)         the principal of, premium, if any, and interest on the Securities will be duly and promptly paid in full when due, whether at Stated Maturity, upon redemption, by acceleration or otherwise, and interest on the overdue principal and (to the extent permitted by law) interest, if any, on the Securities and all other obligations of the Company to the Holders of or the Trustee hereunder or thereunder (including fees, expenses or others) (collectively, the “Obligations”) will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

(ii)         in case of any extension of time of payment or renewal of any Obligations (with or without notice to the Guarantor), the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise.

If the Company shall fail to pay when due, or to perform, any Obligations, for whatever reason, the Guarantor shall be obligated to pay in cash, or to perform or cause the performance of, the same promptly. An Event of Default under the Indenture or the Securities shall entitle the Holders of the Securities to accelerate the Obligations of the Guarantor hereunder in the same manner and to the same extent as the Obligations of the Company.

(b)           The Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Securities or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Securities with respect to any provisions of the Indenture or the Securities, the recovery of any judgment against the Company, any action to enforce the same, whether or not the Guarantee is affixed to any particular Security, or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of the Guarantor.

(c)           The Guarantor further agrees that, as between it, on the one hand, and the Holders of the Securities and the Trustee, on the other hand,

(i)         the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article Five for the purposes of the Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations, and

(ii)         in the event of any acceleration of such Obligations as provided in Article Five, such Obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantor for the purposes of the Guarantee.

Section 1602 Waiver.

To the fullest extent permitted by applicable law, the Guarantor waives diligence, presentment, demand of, payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that the Guarantee will not be discharged except by complete performance of the Obligations contained in the Securities and the Indenture.

Section 1603 Guarantee of Payment.

The Guarantor further agrees that the Guarantee constitutes a guarantee of payment, performance and compliance when due and not a guarantee of collection, and waives any right to require that any resort be had by the Trustee or any Holder of the Securities to the security, if any, held for payment of the Obligations.

Section 1604 No Discharge or Diminishment of Guarantee.

Subject to Section 1610 hereof, the obligations of the Guarantor hereunder shall not be subject to any reduction, limitation, termination, impairment or for any reason (other than the payment in full in cash of the Obligations), including any claim of waiver, release, surrender, alteration or compromise of any of the Obligations, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of the Guarantor hereunder shall not be discharged or impaired or otherwise affected by the failure of the Trustee or any Holder of the Securities to assert any claim or demand or to enforce any remedy under the Indenture or the Securities, any other guarantee or any other agreement, by any waiver or modification of any provision thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations, or by any other act or omission or delay to do any other act that may or might in any manner or to any extent vary the risk of the Guarantor or that would otherwise operate as a discharge of the Guarantor as a matter of law or equity (other than the payment in full in cash of all the Obligations).

Section 1605 Defenses of Company Waived.

To the extent permitted by applicable law, the Guarantor waives any defense based on or arising out of any defense of the Company or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Company, other than final payment in full in cash of the Obligations. The Guarantor waives any defense arising out of any such election even though such election operates to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of the Guarantor against the Company or any security.

Section 1606 Continued Effectiveness.

Subject to Section 1610 hereof, the Guarantor further agrees that the Guarantee hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Obligation is rescinded or must otherwise be restored by the Trustee or any Holder of the Securities upon the bankruptcy or reorganization of the Company or otherwise.

Section 1607 Subrogation.

In furtherance of the foregoing and not in limitation of any other right of the Guarantor by virtue hereof, upon the failure of the Company to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, the Guarantor hereby promises to and will, upon receipt of written demand by the Trustee or any Holder of the Securities, forthwith pay, or cause to be paid, to the Holders in cash the amount of such unpaid Obligations, and thereupon the Holders shall, assign (except to the extent that such assignment would render the Guarantor a “creditor” of the Company within the meaning of Section 547 of Title 11 of the United States Code as now in effect or hereafter amended or any comparable provision of any successor statute) the amount of the Obligations owed to it and paid by the Guarantor pursuant to this Guarantee to the Guarantor, such assignment to be pro rata to the extent the Obligations in question were discharged by the Guarantor, or make such other disposition thereof as the Guarantor shall direct (all without recourse to the Holders, and without any representation or warranty by the Holders). If

(a)           the Guarantor shall make payment to the Holders of all or any part of the Obligations, and

(b)           all the Obligations and all other amounts payable under the Indenture shall be paid in full,

the Trustee will, at the Guarantor’s written request and expense, execute and deliver to the Guarantor appropriate documents prepared by the Guarantor, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to the Guarantor of an interest in the Obligations resulting from such payment by the Guarantor.

Section 1608 Information.

The Guarantor assumes all responsibility for being and keeping itself informed of the Company’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks that the Guarantor assumes and incurs hereunder, and agrees that the Trustee and the Holders of the Securities will have no duty to advise the Guarantor of information known to it or any of them regarding such circumstances or risks.

Section 1609 Subordination.

Upon payment by the Guarantor of any sums to the Holders, as provided above, all rights of the Guarantor against the Company, arising as a result thereof by way of right of subrogation or otherwise, shall in all respects be subordinated and junior in right of payment to the prior payment in full in cash of all the Obligations to the Trustee; provided, however, that any right of subrogation that the Guarantor may have pursuant to the Indenture is subject to Section 2.8 hereof.

Section 1610 Release of Guarantor.

(a)            The Guarantor shall be automatically and unconditionally released and discharged from all obligations under the Indenture and the Guarantee without any action required on the part of the Trustee or any Holder:

(i)         upon the sale, transfer or disposition of all or substantially all of the equity interests or assets of the Guarantor to another Person (other than to the Company or any of its Subsidiaries or Affiliates); or

(ii)        otherwise to the extent specified with respect to the Securities in the designation of the terms thereof pursuant to Section 301 hereof.

(b)           The Guarantor shall be automatically and unconditionally released and discharged from all obligations under the Indenture and the Guarantee without any action required on the part of the Trustee or any Holder upon any defeasance with respect to the Securities in accordance with the provisions of Section 402(2) hereof.

(c)           The Trustee shall execute and deliver an appropriate instrument (prepared by the Company) evidencing such release upon receipt of a written request of the Company accompanied by an Officers’ Certificate certifying as to the compliance with this Section. Unless released, the Guarantor will remain liable for the full amount of the principal of, premium, if any, and interest on the Securities provided with respect to such Securities in accordance with the terms thereof designated pursuant to Section 301 hereof.

Section 1611 Limitation of Guarantor’s Liability.

The Guarantor, and by its acceptance hereof each Holder, hereby confirms that it is the intention of all such parties that the Guarantee not constitute a fraudulent transfer or conveyance for purposes of Title 11 of the United States Code, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to the Guarantor. To effectuate the foregoing intention, the Holders and the Guarantor hereby irrevocably agree that the obligations of the Guarantor under the Indenture and the Guarantee shall be limited to the maximum aggregate amount which, after giving effect to all other contingent and fixed liabilities of the Guarantor, will result in the obligations of the Guarantor under the Guarantee not constituting such fraudulent transfer or conveyance.

The Guarantee is expressly limited so that in no event, including the acceleration of the maturity of the Securities, shall the amount paid or agreed to be paid in respect of interest on the Securities (or fees or other amounts deemed payment for the use of funds) exceed the maximum permissible amount under applicable law, as in effect on the date hereof and as subsequently amended or modified to allow a greater amount of interest (or fees or other amounts deemed payment for the use of funds) to be paid under the Guarantee. If for any reason the amount in respect of interest (or fees or other amounts deemed payment for the use of funds) required by the Guarantee exceeds such maximum permissible amount, the obligation to pay interest under the Guarantee (or fees or other amounts deemed payment for the use of funds) shall be automatically reduced to such maximum permissible amount and any amounts collected by any Holder of any Security in excess of the permissible amount shall be automatically applied to reduce the outstanding principal on such Security.

Section 1612 No Obligation to Take Action Against the Company.

Neither the Trustee, any Holder nor any other Person shall have any obligation to enforce or exhaust any rights or remedies or take any other steps under any security for the Obligations or against the Company or any other Person or any Property of the Company or any other Person before the Trustee, such Holder or such other Person is entitled to demand payment and performance by the Guarantor of its liabilities and obligations under the Guarantee.

Section 1613 Successor Guarantor.

Unless otherwise released and discharged from its obligations in accordance with the provisions of this Article Two and any other terms applicable with respect to the Securities designated pursuant to Section 301 hereof, upon any consolidation or merger by the Guarantor with or into any other Person, the successor Person formed by such consolidation or merger shall execute an indenture supplemental hereto and guarantee and succeed to, and be substituted for, and may exercise every right and power of, the Guarantor under the Indenture and the Securities with the same force and effect as if such successor Person had been named as the Guarantor herein, and thereafter the predecessor Person shall be relieved of all obligations and covenants under the Indenture and the Securities (to the extent the Guarantor was the predecessor Person).

Article III
Miscellaneous

Section 3.1            Relationship with the Indenture. The terms and provisions contained in the Indenture shall constitute, and are hereby expressly made, a part of this Supplemental Indenture. However, to the extent any provision of the Indenture conflicts with the express provisions of this Supplemental Indenture, the provisions of this Supplemental Indenture shall govern and be controlling. This Supplemental Indenture constitutes a part of the Indenture but, except as expressly provided herein, shall not modify, amend or otherwise affect the Indenture insofar as it relates to any series of Securities or, except as expressly provided herein, modify, amend or otherwise affect in any manner the terms and conditions of the Securities of any series.

Section 3.2             Trust Indenture Act Controls. If any provision of this Supplemental Indenture limits, qualifies or conflicts with another provision which is required to be included in this Supplemental Indenture by the Trust Indenture Act of 1939 (the “Act”), the required provision shall control. If any provision of this Supplemental Indenture modifies or excludes any provision of the Act which may be so modified or excluded, the latter provision shall be deemed to apply to this Supplemental Indenture as so modified or to be excluded, as the case may be.

Section 3.3             Governing Law; Submission to Jurisdiction; Appointment of Agent for Service of Process; Waiver of Immunities. For the avoidance of doubt, Sections 113 and 119 of the Base Indenture apply to (without limitation) the Guarantee, the Guarantor and this Supplemental Indenture.

Section 3.4            Counterparts.

This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. The words “execution,” “signed,” “signature” and words of like import in this Supplemental Indenture shall include images of manually executed signatures transmitted by facsimile, email or other electronic format (including, without limitation, “pdf,” “tif” or “jpg”) and other electronic signatures. The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code. The Trustee shall have no duty to inquire into or investigate the authenticity or authorization of any such electronic signature and shall be entitled to conclusively rely on any such electronic signature without any liability with respect thereto.

Section 3.5             Direction to the Trustee. Each of the Company and the Guarantor, by executing and delivering a counterpart of this Supplemental Indenture, hereby (i) agree that the execution of this Supplemental Indenture is authorized and permitted by the Indenture; (ii) direct the Trustee to execute this Supplemental Indenture; (iii) acknowledge and agree that the Trustee shall be fully protected in relying upon the foregoing direction; and (iv) release the Trustee and its officers, directors, agents, employees and shareholders, as applicable, from any liability for complying with such direction, including, without limitation, any claim that this Supplemental Indenture is not authorized or permitted by the Indenture or any claim that some or all of the conditions precedent to the execution of this Supplemental Indenture have not been complied with.

Section 3.6             Trustee Not Responsible for Recitals.

The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture. The Trustee represents that it is duly authorized to execute and deliver this Supplemental Indenture and perform its obligations hereunder. The Trustee accepts the amendments of the Base Indenture effected by this Supplemental Indenture, but on the terms and conditions set forth in the Base Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee. In entering into this Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Indenture limiting the liability of, limiting the obligations of, or affording rights, benefits, protections, immunities or indemnities to the Trustee as if they were set forth herein mutatis mutandis. Without limiting the generality of the foregoing, the Trustee shall not be responsible in any manner whatsoever for or with respect to any of the recitals or statements contained herein, all of which recitals or statements are made solely by the Guarantor, or for or with respect to (i) the validity or sufficiency of this Supplemental Indenture or any of the terms or provisions hereof, (ii) the proper authorization hereof by the Guarantor by action or otherwise, (iii) the due execution hereof by the Guarantor or (iv) the consequences of any amendment herein provided for, and the Trustee makes no representation with respect to any such matters.

Section 3.7             Ratification. The Indenture is in all respects ratified and confirmed. The Indenture shall be read, taken and construed as one and the same instrument.

[The remainder of this page is intentionally left blank.]

The parties hereto caused this Supplemental Indenture to be duly executed as of the date first set forth above.

MAIDEN HOLDINGS, LTD., as Issuer

By:	/s/ Patrick Haveron
Name:	Patrick Haveron
Title:	Chief Financial Officer

KESTREL GROUP LTD, as Guarantor

By:	/s/ Patrick Haveron
Name:	Patrick Haveron
Title:	Chief Financial Officer

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:	/s/Latoya S. Elvin
Name:	Latoya S. Elvin
Title:	Vice President

[Signature Page to Supplemental Indenture]